UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2007 (July 9, 2007)

_________________________________________________________________________________
SulphCo, Inc.
_________________________________________________________________________________
(Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

5310 Kietzke Lane, Suite 101
Reno, Nevada 89511
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On July 9, 2007, SulphCo, Inc. (the “Registrant”) dismissed Marc Lumer & Company (“Lumer”) as its independent auditors, effective immediately.  On July 9, 2007, the Registrant engaged Hein & Associates LLP (“Hein”) as its successor independent audit firm.  The Registrant’s dismissal of Lumer and engagement of Hein was approved by the Registrant’s Audit Committee on July 9, 2007.

Lumer’s reports on the Registrant’s consolidated financial statements as of December 31, 2006 and 2005 and for the years then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Lumer’s audit report dated April 2, 2007, included an explanatory paragraph indicating that there was substantial doubt regarding the Registrant’s ability to continue as a going concern. Lumer’s audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  However, Lumer’s audit report dated April 2, 2007, did include an explanatory paragraph indicating the following material weaknesses resulting from deficiencies in the design or operation of the respective controls:

(1) the Registrant lacked the technical expertise and processes to ensure compliance with Statement of Financial Accounting Standards No. 2, “Accounting for Research and Development Costs.” This material weakness resulted in a restatement of prior quarterly financial statements and, if not remediated, could result in a material misstatement in the future.

(2) the Registrant did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience, and training in the application of generally accepted accounting principles commensurate with the Registrant’s complex financial accounting and reporting requirements. This material weakness contributed to the restatement of prior financial statements.

In Lumer’s opinion, because of the effect of these material weaknesses on the achievement of the objectives of the control criteria, Lumer concluded that the Registrant had not maintained effective internal control over financial reporting as of December 31, 2006, based on the criteria established in “Internal Control – Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission.

In connection with the audits of the Registrant’s financial statements for each of the two most recent fiscal years ended December 31, 2006 and 2005 and through the date hereof, there were no disagreements between the Registrant and Lumer on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Lumer’s satisfaction, would have caused Lumer to make reference to the matter in its reports on the financial statements for such years.

During the two most recent fiscal years and through the date hereof, and, except as set forth in the preceding paragraphs, there have been no “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v).

The Registrant has requested that Lumer furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Lumer’s letter, dated July 13, 2007, is filed as Exhibit 16 to this Form 8-K.

In deciding to select Hein, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Hein and concluded that Hein has no commercial relationship with the Registrant that would impair its independence. During our two most recent fiscal years ended December 31, 2006 and 2005 and through the date hereof, the Registrant did not consult with Hein regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
16	Letter from Marc Lumer & Company to the Securities and Exchange Commission dated July 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: July 13, 2007	By:	/s/ Stanley W. Farmer
Name: Stanley W. Farmer Title: Vice President and Chief Financial Officer

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